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                                                                    Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of Microsoft Corporation of our report dated July 18, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Microsoft Corporation for the year ended June 30, 2000, and to the reference to us under the heading ``Experts'' in the Prospectus, which is part of this Registration Statement.

                                     /s/ Deloitte & Touche LLP
Seattle, Washington
October 5, 2000